UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant   ☒

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☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☒           Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

THE STEAK N SHAKE COMPANY
(Name of Registrant as Specified in Its Charter)

THE LION FUND L.P. BIGLARI CAPITAL CORP. WESTERN SIZZLIN CORP. WESTERN ACQUISITIONS L.P. WESTERN INVESTMENTS INC. SARDAR BIGLARI PHILIP L. COOLEY
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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The Lion Fund L.P. (“Lion Fund”) and Western Sizzlin Corp. (“Western Sizzlin”), together with the other participants named herein, are filing materials contained in this Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for the election of two nominees as directors at the next annual meeting of stockholders (the “Annual Meeting”) of The Steak n Shake Company (the “Company”).  Lion Fund and Western Sizzlin have filed a definitive proxy statement with the SEC with regard to the Annual Meeting.

Item 1.    Letter from Sardar Biglari to the shareholders of the Company, dated February 11, 2008, to be mailed to shareholders and posted on www.enhancesteaknshake.com:

THE LION FUND, L.P.
9311 SAN PEDRO AVENUE, SUITE 1440
SAN ANTONIO, TEXAS 78216
TELEPHONE (210) 344-3400
FAX (210) 344-3411

SARDAR BIGLARI, CHAIRMAN

February 11, 2008

Dear Fellow Shareholders:

Your vote is essential. My colleague Philip L. Cooley and I plan to replace Alan B. Gilman and James Williamson, Jr. at the annual meeting scheduled for March 7, 2008. We want to make sure that the incumbents lose this election by a wide margin — so wide that their loss sends a clear signal to the other directors that you endorse our plan as laid out in my January 23, 2008 letter. (For your review, a copy of the letter can be found at our website, www.enhancesteaknshake.com.) Your vote is a mandatory step for Alan Gilman and James Williamson to be permanently removed from the board of The Steak n Shake Company. Now is the time for new leadership.

It is imperative that you return only the GOLD card. Do not mail the white proxy sent to you by the company. Remember: Only the last proxy card you mail counts. If you have returned a white proxy card, you may revoke that proxy by signing, dating, and returning the enclosed GOLD proxy card. If you send both proxy cards, your vote may not be counted in our favor. The best solution is to ignore all white cards and mail only the GOLD card. If you have any questions regarding the process, please contact our proxy solicitors at 800-607-0088.

I have made a personal commitment to you that I will spend all the time necessary to rehabilitate The Steak n Shake Company. Not only will I refuse extra remuneration for the time I intend to commit, but I also will not accept any stock options. The reason is simple: We are one of the largest shareholders; thus, we plan to make money with you, not off you. Our conviction is that now is the time to make Steak n Shake’s culture one of ownership — all the way from the board level to the store level.

Because we have made a commitment to own the stock of Steak n Shake for the long haul, our allegiance is to the long-term shareholders of the company. Our aim is to join the board and explore all avenues to maximize shareholder value.

Your Vote Is Important No Matter How Many Shares You Own
Please Vote the GOLD Proxy Card Today

We look forward to serving you as stewards of your capital.

Sincerely,

Sardar Biglari

 Please Sign, Date, And Return Only The GOLD Proxy Card Today

Important!

•	Regardless of how many shares you own, your vote is essential.

•	Please vote each GOLD proxy card you receive since each account must be voted separately.

•	Remember: Since you will be receiving multiple mailings, only your latest dated proxy counts.

•	We urge you NOT to sign any white proxy card sent to you by Steak n Shake.

•
Even if you have sent a white proxy card to Steak n Shake, you have every right to change your vote. You may revoke that proxy and vote as recommended by The Lion Fund by signing, dating, and mailing the enclosed GOLD proxy card in the enclosed postage-paid envelope.

•	If your shares are registered in your own name, please sign, date, and mail the enclosed GOLD proxy card in the postage-paid envelope.

•
If your shares are held in the name of a brokerage firm, bank nominee, or other institution, only it can sign a GOLD proxy card with respect to your shares and only after receiving your specific instructions to do so.  Accordingly, please sign, date, and mail the enclosed GOLD proxy card in the postage-paid envelope.  Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating, and returning the enclosed voting form.

If you have any questions on how to vote your shares, please call our proxy solicitor:

MORROW & CO., LLC at (800) 607-0088
E-mail: enhancesteaknshake@morrowco.com